Exhibit 1.1

NATIONAL HEALTH INVESTORS, INC.

(a Maryland corporation)

$400,000,000 3.000% Senior Notes due 2031

UNDERWRITING AGREEMENT

Dated: January 19, 2021

NATIONAL HEALTH INVESTORS, INC.

(a Maryland corporation)

$400,000,000

3.000% Senior Notes due 2031

UNDERWRITING AGREEMENT

January 19, 2021

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114

Attention: Debt Capital Markets

As Representatives of the several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

National Health Investors, Inc., a Maryland corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”), BofA Securities, Inc. (“BofA”) and KeyBanc Capital Markets Inc. (“Key”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo, BofA and Key are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A (plus such additional principal amounts of notes each Underwriter may be obligated to purchase pursuant to Section 10 hereof) of $400,000,000 aggregate principal amount of the Company’s 3.000% Senior Notes due 2031 (the “Notes”). The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantees”), jointly and severally by each of the entities named in Schedule B hereto (the “Guarantors”), each of which is a subsidiary of the Company. The Notes and the Guarantees are collectively referred to herein as the “Securities.”

The Securities are to be issued pursuant to an indenture to be dated as of January 26, 2021 (the “Base Indenture”), between the Company and Regions Bank as trustee (the “Trustee”), as supplemented by a first supplemental indenture, to be dated as of January 26, 2021, (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee.

The Company and the Guarantors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-237278) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became automatically effective upon filing under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus supplement and the base prospectus contained in the Registration Statement used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act prior to the execution and delivery of this Agreement, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company and the Guarantors will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus contained in the Registration Statement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act prior to the execution and delivery of this Agreement, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 3:00 P.M.. New York City time, on January 19, 2021 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses (as defined below) issued prior to the Applicable Time and the most recent preliminary prospectus that is distributed by the Underwriters to investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering of the Securities that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) or (iv) the Final Term Sheet (as defined below).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C-1 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time, and the Closing Time (as defined below) and agree with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company and the Guarantors meet the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company and the Guarantors on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act Regulations has been received by the Company or the Guarantors, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s or the Guarantors’ knowledge, contemplated. The Company and the Guarantors have complied with each request, if any, from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to

Rule 430B(f)(2) under the 1933 Act Regulations, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939. Each preliminary prospectus, at the time it was filed, complied and the Prospectus and any amendment or supplement thereto, as of their respective issue dates, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at the time of its effectiveness or at the Closing Time contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and at the Closing Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the General Disclosure Package and the Prospectus, in the light of the circumstances under which they were made), not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company and the Guarantors by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the fourth paragraph under the heading “Underwriting (Conflicts of Interest)”, the information in the second sentence of the fifth paragraph under the heading “Underwriting (Conflicts of Interest)” and the information in the ninth paragraph under the heading “Underwriting (Conflicts of Interest)” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations on the date of the first use, and the Company and the Guarantors have complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the 1933 Act Regulations. Neither the Company, nor any Guarantor has made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, provided that such consent is deemed to have been given with respect to each Issuer Free Writing Prospectus identified on Schedule C-1.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company, any Guarantor, or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, (D) at the date of this Agreement and (E) at the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v) Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, (C) at the date of this Agreement and (D) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vii) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. The supporting schedules, if any, included or incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements included therein. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, or related tenants, as the case may be, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in all material respects in accordance with the applicable financial statement requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations. The pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. Any summarized financial information with respect to the Guarantors included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus complies as to form in all material respects with the applicable accounting requirements under Regulation S-X of the 1933 Act. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change in Business. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in or affecting the properties of the Company and its subsidiaries (the “Properties”) considered as a whole or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has been no liability or obligation, direct or contingent (including off-balance sheet obligations), which is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business, and (D) except for regular quarterly dividends on the Company’s common stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix) Good Standing of the Company and the Guarantors. Each of the Company and each Guarantor has been duly organized and is validly existing as a corporation, limited liability company, partnership, real estate investment trust or trust, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as the case may be, and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and each of the Company and each Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(x) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each Subsidiary and each Guarantor has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary or any Guarantor were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary or Guarantor. As of the date hereof, the only subsidiaries of the Company are (A) the subsidiaries listed on Schedule D hereto and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xi) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible or exchangeable securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) no shares of capital stock of the Company are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(xiii) Authorization of the Notes and the Guarantees. The Notes have been duly authorized by the Company for issuance and sale pursuant to this Agreement. The Notes, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture. The Guarantees have been duly authorized by each of the Guarantors, and, when the Notes have been issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified herein, will constitute valid and binding obligations of each of the Guarantors, in each case enforceable against each of the Guarantors in accordance with their terms, and will be entitled to the benefits of the Indenture.

(xiv) Authorization of the Indenture. The Indenture has been duly authorized by the Company, and, upon execution and delivery of the Base Indenture and the First Supplemental Indenture by the Company and assuming due execution and delivery of the Base Indenture by the Trustee and of the First Supplemental Indenture by each Guarantor and the Trustee, the Indenture will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Indenture has been duly qualified under the Trust Indenture Act of 1939.

(xv) Authorization of the First Supplemental Indenture by the Guarantors. The First Supplemental Indenture has been duly authorized, and, upon execution and delivery thereof by each Guarantor and assuming due execution and delivery by the Company and the Trustee, will constitute a valid and binding agreement of each Guarantor, enforceable against each Guarantor in accordance with its terms,.

(xvi) Descriptions of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xviii) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the Properties or any other properties, assets or operations of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of the Properties or any of their respective other properties, assets or operations (each, a “Governmental Entity”), except in the case of Clause (C) for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any other properties, assets or operations of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries.

(xix) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any Guarantor, is imminent, and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, tenants, operators or borrowers, which, in either case, would result in a Material Adverse Effect.

(xx) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company or any Guarantor, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the Company’s and its subsidiaries’ respective properties (including, without limitation, the Properties), assets or operations taken as a whole or the consummation of the transactions contemplated in this Agreement or the Indenture or the performance by the Company and the Guarantors of their respective obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties, assets or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xxi) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations under this Agreement or the Indenture, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Indenture, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiii) Possession of Licenses and Permits. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary under applicable law to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of such Governmental Licenses of the Company and its subsidiaries are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiv) Title to Property. (A) The Company, each of its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”), as the case may be, has good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that (1) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (2) do not, singly or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company, any of its subsidiaries or any Related Entity; (B) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, any of its subsidiaries or any Related Entity owns any material real property other than the Properties; (C) each of the ground leases, subleases and sub-subleases relating to a Property, if any, material to the business of the Company and its subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Company, any of its subsidiaries or any Related Entity, and (1) no material default or event of default has occurred under any ground lease, sublease or sub-sublease with respect to such Property and none of the Company, any of its subsidiaries or any Related Entity has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease, sublease or sub-sublease and (2) none of the Company, any of its subsidiaries or any Related Entity has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, any of its subsidiaries or any Related Entity under any of the ground leases, subleases or sub-subleases mentioned above, or affecting or questioning the rights of the Company, any of its subsidiaries or any Related Entity to the continued possession of the leased, subleased or sub-subleased premises under any such ground lease, sublease or sub-sublease; (D) all liens, charges, encumbrances, claims or restrictions on any of the properties (including the Properties), assets or operations of the Company, any of its subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein; (E) no tenant under any of the leases at the Properties has a right of first refusal or an option to purchase the premises demised under such lease, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the General Disclosure Package and the

Prospectus and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (G) the mortgages and deeds of trust that encumber certain of the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than certain other Properties; and (H) none of the Company, any of its subsidiaries or any Related Entity or, to the knowledge of the Company or any Guarantor, any lessee of any of the Properties is currently in default under any of the leases governing the Properties and none of the Company, any of its subsidiaries or any Related Entity knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxv) Joint Venture Agreements. Each of the partnership agreements, limited liability company agreements or other joint venture agreements to which the Company or any of its subsidiaries is a party, and which relates to one or more of the Properties, has been duly authorized, executed and delivered by the Company or its subsidiaries, as applicable, and constitutes the legal, valid and binding agreement thereof, enforceable in accordance with its terms, except, in each case, to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(xxvi) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxvii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, any of its subsidiaries, any of the Properties, or to the knowledge of the Company or any Guarantor, any Related Entity, is in material violation of any Environmental Laws (as defined below), (B) the Company, its subsidiaries and the Properties, and, to the knowledge of the Company or any Guarantor, the Related Entities, have all material permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance in all material respects with their requirements, (C) there are no pending or, to the Company’s or any Guarantors’ knowledge, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Company, any of its subsidiaries or, to the Company’s or any Guarantors’ knowledge, any Related Entity or otherwise with regard to the Properties, (D) to the Company’s or any Guarantors’ knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Properties, the Company, any of its subsidiaries or any Related Entity, relating to Hazardous Materials or any Environmental Laws, and (E) none of the Properties is included or, to the Company’s or any Guarantors’ knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental body or agency having or claiming jurisdiction over such Properties pursuant to any other Environmental Laws. As used herein, “Hazardous Material” shall mean any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products, and asbestos-containing materials. As used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(xxviii) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no significant deficiency or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has adversely affected, or is reasonably likely to adversely affect, the Company’s internal control over financial reporting. The auditors of the Company and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have adversely affected, or are reasonably likely to adversely affect, the ability of the Company and its subsidiaries to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company and its subsidiaries. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxix) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxx) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company and the Guarantors, through the fiscal year ended December 31, 2019, have been filed and no assessment in connection therewith has been made against the Company or any Guarantor. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company and the Guarantors in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxi) ERISA. The Company and the Guarantors are in in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Guarantors would have any liability. Neither the Company nor any Guarantor has incurred or expects to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”. Each “pension plan” for which the Company or the Guarantors would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect.

(xxxii) Business Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither the Company nor the Guarantors have reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied, except where any such denial would not result in a Material Adverse Effect.

(xxxiii) Title Insurance. The Company and its subsidiaries and each Related Entity carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property, except where the absence of such insurance would not singly or in the aggregate result in a Material Adverse Effect.

(xxxiv) Investment Company Act. Each of the Company and each Guarantor is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxv) Absence of Manipulation. Neither the Company nor any affiliate of the Company (including the Guarantors) has taken, nor will the Company or any such affiliate (including the Guarantors) take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxvi) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company or any Guarantor, any director, officer, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010 (the “Bribery Act”) and the Company and, to the knowledge of the Company or any Guarantor, its affiliates (including the Guarantors) have conducted their businesses in compliance with the FCPA and the Bribery Act.

(xxxvii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or any Guarantor, threatened.

(xxxviii) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company or any Guarantor, any director, officer, employee, affiliate of the Company or any of its subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions; and neither the Company nor any Guarantor will directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxix) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Guarantors (i) do not have any material lending or other relationship with any Underwriter or any bank, lending or other affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to an Underwriter or an affiliate of an Underwriter.

(xl) Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company and each Guarantor believes to be reliable and accurate and, to the extent required, the Company and the Guarantors have obtained the written consent to the use of such data from such sources.

(xli) Real Estate Investment Trust. Commencing with its taxable year ended December 31, 1991, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code. The proposed method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(xlii) Distributions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (B) no subsidiary of the Company is prohibited, directly or indirectly, from making any distributions to the Company or any other subsidiary of the Company, from making any other distribution on any of its equity interests or from repaying any loans or advances made by the Company or any other subsidiary of the Company.

(xliii) Certain Relationships. No relationship, direct or indirect, exists between the Company or the Guarantors, on the one hand, and the directors, officers, stockholders, partners, tenants, customers or suppliers of the Company or the Guarantors, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(xliv) Cybersecurity. (A) To the knowledge of the Company and each Guarantor, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any Guarantor or any of their respective subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Guarantors to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) Securities. The commitments of the several Underwriters to purchase the Securities pursuant to the terms hereof shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

(b) Payment. The Company will deliver against payment of the purchase price of 98.546% of the principal amount of the Securities in the form of one or more permanent global securities in definitive form representing the Securities (each a “Global Security” and collectively the “Global Securities”) deposited with the Trustee, in its capacity as trustee for the Securities, as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in the Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account of the Company at a bank reasonably acceptable to the Representatives on January 26, 2021, or at such other time not later than ten full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Time”, against delivery to the Trustee, in its capacity as trustee for the Securities, as custodian for DTC of the Global Securities. The Global Securities will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. Each of the Company and each Guarantor, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the receipt by the Company or any Guarantor of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act Regulations or the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company or any Guarantor becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company and the Guarantors will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Guarantors will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. Each of the Company and each Guarantor will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Guarantors, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including the documents incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to its proposed filing or use, and (C) file with the Commission any such amendment or supplement; provided that neither the Company nor the Guarantors shall file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the later of (i) the time when a prospectus relating to the Securities is no longer required by the 1933 Act (without giving effect to Rule 172) to be delivered in connection with sales of the Securities, (ii) the Closing Time and (iii) the last day on which the exercise of the option described in Section 2(b) hereof may be settled and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and each of the Company and each Guarantor hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company and the Guarantors will use their reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company and the Guarantors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company and the Guarantors will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company and the Guarantors will use the net proceeds received by them from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Restriction on Sale of Securities. Neither the Company nor the Guarantors will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the 1933 Act relating to debt securities issued or guaranteed by the Company or the Guarantors and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the date of this Agreement and ending at the Closing Time.

(i) Reporting Requirements. The Company and the Guarantors, during the period when a prospectus relating to the Securities are (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(j) Final Term Sheet; Issuer Free Writing Prospectuses. The Company and the Guarantors will prepare a final term sheet (the “Final Term Sheet”), in the form set forth in Schedule C-2 hereto, reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall reasonably object. The Company and the Guarantors agree that, unless they obtain the prior written consent of the Representatives, they will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company or the Guarantors with the Commission or retained by the Company or the Guarantors under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-1 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company and the Guarantors represent that they have treated or agree that they will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that they have complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k) Absence of Manipulation. Except as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Guarantor will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities or a violation of Regulation M under the 1934 Act.

(l) REIT Qualification. The Company will use its best efforts to meet the requirements to continue to qualify as a REIT, for its taxable year ending December 31, 2021 and the Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code thereafter until the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to qualify as a REIT.

(m) Compliance with the Sarbanes-Oxley Act. The Company and the Guarantors will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 that are in effect.

(n) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Securities remain unsold by the Underwriters, the Company and the Guarantors will, prior to the Renewal Deadline, file, if it is eligible to do so, a new automatic shelf registration statement relating to the Securities, in form and substance satisfactory to the Underwriters. If the Company and the Guarantors are not eligible to file an automatic shelf registration statement at such time, the Company and the Guarantors will, prior to the Renewal Deadline, file a new shelf registration statement on the proper form relating to the Securities, in form and substance satisfactory to the Underwriters, and use their reasonable best efforts to cause such new shelf registration statement to be declared effective as promptly as practicable after the Renewal Deadline. The Company and the Guarantors will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(o) Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, when any Securities remain unsold by the Underwriters, the Company or any Guarantor receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company and the Guarantors will (i) promptly notify the Underwriters, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Securities, in form and substance satisfactory to the Underwriters, (iii) use their reasonable best efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Underwriters of such effectiveness. The Company and the Guarantors will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Guarantors, jointly and severally, agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including

(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities and any certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Guarantors’ counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee, (vii) the costs and expenses of the Company and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company or the Guarantors and any such consultants, and one-half of the cost of aircraft chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(a)(ii), and (x) the fees and expenses of any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (xi) the fees of any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the 1934 Act) (“NRSRO”). Except as expressly set forth in Section 4(a), Section 4(b), Section 6 and Section 7, the Underwriters shall pay their own expenses, including fees and disbursements of their counsel and other advisors.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company and the Guarantors, jointly and severally, shall reimburse the Underwriters (or, in the case of Section 10, solely the non-defaulting Underwriters) for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantors contained herein or in certificates of any officer of the Company, the Guarantors or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act Regulations has been received by the Company or any Guarantor, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s or any Guarantors’ knowledge, contemplated; and the Company and the Guarantors have complied with each request, if any, from the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for the Company and the Guarantors. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of each of Hogan Lovells US LLP and Dentons US LLP, counsel for the Company and the Guarantors, in each case in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A-1 and A-2, respectively, hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request. In giving such opinion, such counsel may rely upon the opinion of Hogan Lovells US LLP, as to all matters governed by the laws of the State of Maryland, and, to the extent necessary, such other counsel for the Company and the Guarantors referred to in Section 5(b) above. Such counsel may also state that, insofar as such opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in or affecting the Properties considered as a whole or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act Regulations has been received by the Company or any Guarantor, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s or any Guarantors’ knowledge, contemplated.

(e) Comfort Letter from BDO USA, LLP. At the time of the execution of this Agreement, the Representatives shall have received from BDO USA, LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Comfort Letter from Moyer, Smith & Roller, P.A.. At the time of the execution of this Agreement, the Representatives shall have received a letter dated such date, in form and substance reasonably satisfactory to the Representatives, from Moyer, Smith & Roller, P.A., in its capacity as the independent registered public accounting firm of Senior Living Communities LLC, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of Senior Living Communities, LLC included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Chief Financial Officer’s Certificate. At the time of the execution of this Agreement and at the Closing Time, the Representatives shall have received a certificate of the chief financial officer of the Company, dated as of the time of the execution of this Agreement and as of the Closing Time, as applicable, substantially in the form of Exhibit B hereto.

(h) Bring-down Comfort Letter from BDO USA, LLP. At the Closing Time, the Representatives shall have received from BDO USA, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Bring-down Comfort Letters from Moyer, Smith & Roller, P.A. At the Closing Time, the Representatives shall have received from Moyer, Smith & Roller, P.A. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) No Ratings Downgrade. Subsequent to the execution and delivery of this Agreement and at the Closing Time, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities issued or guaranteed by the Company by any NRSRO.

(k) Indenture. At the Closing Time, the Base Indenture shall have been fully executed and delivered by the Company, and the First Supplemental Indenture shall have been fully executed and delivered by the Company and the Guarantors.

(l) Additional Documents. At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to issue the opinion required by Section 5(c) of this Agreement, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Guarantors in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m) Termination of this Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B or the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Company, Guarantors, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Guarantors, their respective directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B or the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each trustee, director or manager of a Guarantor, each officer of the Company or a Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the applicable Guarantor, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments, as set forth opposite their respective names in Schedule A hereto, and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries (including the Guarantors) submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or the Guarantors, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of this Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in or affecting the Properties considered as a whole or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange (other than in connection with an event described in (iv) below), or (iv) if trading generally on the NYSE Amex or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or, with respect to Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities or (vii) if the ratings assigned to debt securities issued or guaranteed by the Company by any NRSRO, as of the date hereof shall have been lowered since such date or if any such rating organization shall have publicly announced (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Wells Fargo Securities, LLC at 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, attention of Transaction Management (facsimile: (704) 410-0326), to BofA Securities, Inc. at 1540 Broadway, NY8-540-26-26-02 New York, NY 10036, facsimile: (212) 901-7881, Attention High Grade Transaction Management/Legal, email: dg.hg_ua_notices@bofa.com, to KeyBanc Capital Markets Inc. at KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, Ohio 44114, Attention: Debt Capital Markets; and notices to the Company or the Guarantors shall be directed to the Company at 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, Attention: Chief Executive Officer (facsimile: (615) 225-3030).

SECTION 12. No Advisory or Fiduciary Relationship. Each of the Company and each Guarantor acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Guarantors, any of their subsidiaries, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company or any Guarantor with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantors, and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. Each of the Company and each Guarantor (in each case, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, the Indenture or the Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 21. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and addresses of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 22. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Guarantors in accordance with its terms.

Very truly yours,

NATIONAL HEALTH INVESTORS, INC.

/s/ D. Eric Mendelsohn
Name: D. Eric Mendelsohn
Title: President

NHI/REIT, INC.

/s/ D. Eric Mendelsohn
Name: D. Eric Mendelsohn
Title: President

FLORIDA HOLDINGS IV, LLC By: NHI/REIT, Inc., its Sole Member

/s/ D. Eric Mendelsohn
Name: D. Eric Mendelsohn
Title: President

INCHIN ALONG, LLC
By: Florida Holdings IV, LLC, its Sole Member By: NHI/REIT, Inc., its Sole Member

/s/ D. Eric Mendelsohn
Name: D. Eric Mendelsohn
Title: President

NHI REIT OF ALABAMA, L.P.

NHI-REIT OF ARIZONA, LIMITED PARTNERSHIP

NHI-REIT OF CALIFORNIA, LP

NHI/REIT OF FLORIDA, L.P.

NHI-REIT OF GEORGIA, L.P.

NHI-REIT OF IDAHO, L.P.

NHI-REIT OF MISSOURI, LP

NHI-REIT OF SOUTH CAROLINA, L.P.

NHI-REIT OF VIRGINIA, L.P.

By: NHI/REIT, Inc., its General Partner

/s/ D. Eric Mendelsohn
Name: D. Eric Mendelsohn
Title: President

[Signature Page to Underwriting Agreement]

NHI/ANDERSON, LLC

NHI/LAURENS, LLC

TEXAS NHI INVESTORS, LLC

NHI-REIT OF OREGON, LLC

NHI-REIT OF FLORIDA, LLC

NHI-REIT OF MINNESOTA, LLC

NHI-REIT OF TENNESSEE, LLC

NHI SELAH PROPERTIES, LLC

NHI-REIT OF WISCONSIN, LLC

NHI-REIT OF OHIO, LLC

NHI-REIT OF NORTHEAST, LLC

NHI-REIT OF WASHINGTON, LLC

NHI-REIT OF MARYLAND, LLC

NHI-REIT OF SEASIDE, LLC

NHI-REIT OF NEXT HOUSE, LLC

NHI-REIT OF AXEL, LLC

NHI-REIT OF MICHIGAN, LLC

NHI-REIT OF BICKFORD, LLC

NHI-REIT OF NORTH CAROLINA, LLC

NHI-REIT OF TX-IL, LLC

NHI-REIT OF COLORADO, LLC

NHI-BICKFORD RE, LLC

NHI-SS TRS, LLC

NHI-REIT OF INDIANA, LLC

By: National Health Investors, Inc., its Sole Member

/s/ D. Eric Mendelsohn
Name D. Eric Mendelsohn Title: President and Chief Executive Officer

NHI-REIT OF DSL PROPCO, LLC
By: National Health Investors, Inc., its Managing Member

/s/ D. Eric Mendelsohn
Name: D. Eric Mendelsohn
Title: President and Chief Executive Officer

MYRTLE BEACH RETIREMENT RESIDENCE LLC VOORHEES RETIREMENT RESIDENCE LLC

By: NHI-REIT of Next House, LLC, its Sole Member By: National Health Investors, Inc., its Sole Member

/s/ D. Eric Mendelsohn
Name: D. Eric Mendelsohn
Title: President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC BOFA SECURITIES, INC. KEYBANC CAPITAL MARKETS INC. By: WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
Name: Carolyn Hurley Title: Director

By: BOFA SECURITIES, INC.

By	/s/ Douglas Muller
Name: Douglas Muller Title: Managing Director

By: KEYBANC CAPITAL MARKETS INC.

By	/s/ David Blue
Name: David Blue Title: Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Principal Amount of Securities to be Purchased

Wells Fargo Securities, LLC	$96,000,000
BofA Securities, Inc.	$72,000,000
KeyBanc Capital Markets Inc.	$68,000,000
BMO Capital Markets Corp.	$44,000,000
J.P. Morgan Securities LLC	$44,000,000
Goldman Sachs & Co. LLC	$40,000,000
Capital One Securities, Inc.	$12,000,000
RBC Capital Markets, LLC	$8,000,000
Stifel, Nicolaus & Company, Incorporated	$8,000,000
Hancock Whitney Investment Services, Inc.	$4,000,000
Regions Securities LLC	$4,000,000

Total	$400,000,000

Sch A-1

SCHEDULE B

	Guarantor Name:	State of Formation:

1.	NHI/REIT, Inc.	Maryland
2.	Florida Holdings IV, LLC	Delaware
3.	NHI Selah Properties, LLC	Delaware
4.	NHI/Anderson, LLC	Delaware
5.	NHI/Laurens, LLC	Delaware
6.	NHI-Bickford RE, LLC	Delaware
7.	NHI-REIT of Axel, LLC	Delaware
8.	NHI-REIT of Bickford, LLC	Delaware
9.	NHI-REIT of Colorado, LLC	Delaware
10.	NHI-REIT of DSL PropCo, LLC	Delaware
11.	NHI-REIT of Florida, LLC	Delaware
12.	NHI-REIT of Indiana, LLC	Delaware
13.	NHI-REIT of Maryland, LLC	Delaware
14.	NHI-REIT of Michigan, LLC	Delaware
15.	NHI-REIT of Minnesota, LLC	Delaware
16.	NHI-REIT of Next House, LLC	Delaware
17.	NHI-REIT of North Carolina, LLC	Delaware
18.	NHI-REIT of Northeast, LLC	Delaware
19.	NHI-REIT of Ohio, LLC	Delaware
20.	NHI-REIT of Oregon, LLC	Delaware
21.	NHI-REIT of Seaside, LLC	Delaware
22.	NHI-REIT of TX-IL, LLC	Delaware
23.	NHI-REIT of Washington, LLC	Delaware
24.	NHI-REIT of Wisconsin, LLC	Delaware
25.	NHI-SS TRS, LLC	Delaware
26.	Texas NHI Investors, LLC	Texas
27.	NHI-REIT of California, LP	California
28.	NHI/REIT of Florida, L.P.	Florida
29.	NHI-REIT of Virginia, L.P.	Virginia
30.	NHI REIT of Alabama, L.P.	Alabama
31.	NHI-REIT of Arizona, Limited Partnership	Arizona
32.	NHI-REIT of Georgia, L.P.	Georgia
33.	NHI-REIT of Idaho, L.P.	Idaho
34.	NHI-REIT of Missouri, LP	Missouri
35.	NHI-REIT of South Carolina, L.P.	South Carolina
36.	NHI-REIT of Tennessee, LLC	Tennessee

Sch B-1

37.	Myrtle Beach Retirement Residence LLC	Oregon
38.	Voorhees Retirement Residence LLC	Oregon
39.	Inchin Along, LLC	Tennessee

Sch B-2

SCHEDULE C-1

Term sheet containing the terms of the Securities, substantially in the form of Schedule C-2.

Sch C-1-1

SCHEDULE C-2

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

dated January 19, 2021

Registration No. 333-237278

Supplementing the Preliminary

Prospectus Supplement dated January 19, 2021

and Prospectus dated January 19, 2021

National Health Investors, Inc.

PRICING TERM SHEET

Issuer:	National Health Investors, Inc. (the “Issuer”)

Guarantors:	Certain of the Issuer’s direct and indirect subsidiaries as described in the Preliminary Prospectus Supplement referred to above (the “Guarantors”)

Security:	3.000% Senior Notes due 2031 (the “Notes”)

Ranking:	Senior Unsecured

Format:	SEC Registered

Trade Date:	January 19, 2021

Settlement Date:	January 26, 2021 (T+5)

Use of Proceeds:	The Issuer expects to use the net proceeds from this offering to repay its $100 million senior unsecured term loan facility, which matures in July 2021, and to reduce borrowings outstanding under its $550 million senior unsecured revolving credit facility with any remaining amounts being used for general corporate purposes, including the repayment of short-term and long-term debt.

Principal Amount:	$400,000,000

Benchmark Treasury:	UST 0.875% due November 15, 2030

Benchmark Treasury Yield:	1.094%

Spread to Benchmark Treasury:	+200 bps

Yield to Maturity:	3.094%

Price to Public:	99.196% of principal amount of the Notes, plus accrued interest, if any, from January 26, 2021

Coupon (Interest Rate):	3.000% per annum

Gross Proceeds to the Issuer:	$396,784,000

Interest Payment Dates:	February 1 and August 1, commencing August 1, 2021

Maturity Date:	February 1, 2031

Record Dates:	January 15 and July 15

Sch C-2-1

Optional Redemption Provisions:

Make-Whole Call:	Prior to November 1, 2030, T+30 basis points

Par Call:	On or after November 1, 2030

CUSIP / ISIN:	63633D AF1/US63633DAF15

Denominations/Multiple:	$2,000 / $1,000

Joint Book-Running Managers:	Wells Fargo Securities, LLC BofA Securities, Inc. KeyBanc Capital Markets Inc. BMO Capital Markets Corp. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC

Senior Co-Manager:	Capital One Securities, Inc.

Co-Managers:	Hancock Whitney Investment Services, Inc. RBC Capital Markets, LLC Regions Securities LLC Stifel, Nicolaus & Company, Incorporated

*Note: A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time. Each of the security ratings above should be evaluated independently of any other security rating.

The Issuer and the Guarantors have filed a registration statement (including a prospectus dated January 19, 2021 and a preliminary prospectus supplement dated January 19, 2021) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer, the Guarantors and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling Wells Fargo Securities, LLC toll-free at (800) 645-3751 or wfscustomerservice@wellsfargo.com, or BofA Securities, Inc. toll-free at (800) 294-1322 or KeyBanc Capital Markets Inc. toll-free at (866) 227-6479.

Sch C-2-2

SCHEDULE D

	NHI Subsidiary:	State of Formation:
1.	NHI/REIT, Inc.	Maryland
2.	Florida Holdings IV, LLC	Delaware
3.	Inchin Along, LLC	Tennessee
4.	NHI REIT of Alabama, L.P.	Alabama
5.	NHI-REIT of Arizona, Limited Partnership	Arizona
6.	NHI-REIT of California, LP	California
7.	NHI/REIT of Florida, L.P.	Florida
8.	NHI-REIT of Georgia, L.P.	Georgia
9.	NHI-REIT of Idaho, L.P.	Idaho
10.	NHI-REIT of Missouri, LP	Missouri
11.	NHI-REIT of South Carolina, L.P.	South Carolina
12.	NHI-REIT of Virginia, L.P.	Virginia
13.	NHI/Anderson, LLC	Delaware
14.	NHI/Laurens, LLC	Delaware
15.	Texas NHI Investors, LLC	Texas
16.	NHI-REIT of Oregon, LLC	Delaware
17.	NHI-REIT of Florida, LLC	Delaware
18.	NHI-REIT of Maryland, LLC	Delaware
19.	NHI-REIT of Minnesota, LLC	Delaware
20.	NHI-REIT of Tennessee, LLC	Tennessee
21.	NHI Selah Properties, LLC	Delaware
22.	NHI-REIT of Northeast, LLC	Delaware
23.	NHI-REIT of Wisconsin, LLC	Delaware
24.	NHI-REIT of Ohio, LLC	Delaware
25.	NHI-REIT of Washington, LLC	Delaware
26.	NHI-REIT of Next House, LLC	Delaware
27.	NHI-SS TRS, LLC	Delaware
28.	NHI-Bickford RE, LLC	Delaware
29.	Care YBE Subsidiary LLC	Delaware
30.	JV Landlord-Battle Creek, LLC	Delaware
31.	JV Landlord-Clinton, LLC	Delaware
32.	JV Landlord-Iowa City, LLC	Delaware
33.	JV Landlord-Lansing, LLC	Delaware
34.	JV Landlord-Midland, LLC	Delaware
35.	JV Landlord-Peoria II, LLC	Delaware
36.	JV Landlord-Saginaw, LLC	Delaware
37.	JV Landlord-Middletown, LLC	Delaware

Sch D-1

38.	Grand Island Bickford Cottage, L.L.C.	Kansas
39.	Myrtle Beach Retirement Residence, LLC	Oregon
40.	Voorhees Retirement Residence, LLC	Oregon
41.	Cedar Falls Bickford Cottage, L.L.C.	Kansas
42.	NHI-REIT of Axel, LLC	Delaware
43.	NHI-REIT of Michigan, LLC	Delaware
44.	NHI-REIT of Seaside, LLC	Delaware
45.	NHI-REIT of Bickford, LLC	Delaware
46.	NHI-REIT of Evergreen, LLC	Delaware
47.	NHI-REIT of North Carolina, LLC	Delaware
48.	NHI-REIT of TX-IL, LLC	Delaware
49.	NHI-REIT of CCWH, LLC	Delaware
50.	NHI-REIT of Colorado, LLC	Delaware
51.	NHI-REIT of DSL PropCo, LLC	Delaware
52.	NHI-LCS JV I, LLC	Delaware
53.	NHI-LCS TRS, LLC	Delaware
54.	Timber Ridge OpCo, LLC	Delaware
55.	NHI-REIT of Indiana, LLC	Delaware

Sch D-2

Exhibit B

[FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER]

NATIONAL HEALTH INVESTORS, INC.

PRINCIPAL FINANCIAL OFFICER’S CERTIFICATE

January [•], 2021

Reference is made to the Underwriting Agreement, dated January 19, 2021 (the “Underwriting Agreement), by and among National Health Investors, Inc. (the “Company”) and Wells Fargo Securities, LLC, BofA Securities, Inc. and KeyBanc Capital Markets Inc. (the “Representatives”), as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”). Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

I, John L. Spaid, do hereby certify that I am the Company’s Principal Financial Officer and Chief Accounting Officer, and, in my capacity as Principal Financial Officer and Chief Accounting Officer, and based upon an examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, do hereby certify that:

1. I am providing this certificate in connection with the offering by the Company (the “Offering”) of $400,000,000 aggregate principal amount of the Company’s 3.000% Senior Notes as described in that certain preliminary prospectus supplement, dated January 19, 2021 (the “Preliminary Prospectus Supplement”), and prospectus supplement, dated January 19, 2021 (the “Prospectus Supplement”), each as filed by the Company with the Securities and Exchange Commission as part of the Company’s registration statement on Form S-3 (No. 333-237278), as amended.

2. I am familiar with the accounting, operations and records systems of the Company.

3. I have read the Preliminary Prospectus Supplement, Registration Statement, and the General Disclosure Package.

4. I have supervised the compilation of and reviewed the circled information provided on Exhibits A and B hereto which is included in the Registration Statement, Preliminary Prospectus Supplement and General Disclosure Package. With relation to the information provided on Exhibit A, I have compared the dollar and other amounts to the financial statements of the Company and amounts in analyses prepared by the Company from its accounting records and found them to be in agreement in all material respects. With relation to Exhibit B, I have reviewed the information circled on Exhibit B hereto, which is included in the Company’s

B-1

Preliminary Prospectus Supplement, Registration Statement, and the General Disclosure Package. Such information on Exhibit B relates to Senior Living Communities, Bickford Senior Living and Holiday Retirement (each, a “Tenant”) and has been derived from records or schedules prepared by each Tenant and provided to the Company; and, to the Company’s knowledge such information is true and accurate in all material respects.

5. This certificate is to assist the Underwriters of the Offering in conducting and documenting the investigation of the affairs of the Company in connection with the Offering.

IN WITNESS WHEREOF, I have hereunto subscribed my name on the date first written above.

Name: John L. Spaid Title: Chief Financial Officer

B-2